UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2005

Centillium Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-30649 (Commission File Number)	94-3263530 (IRS Employer Identification Number)
215 Fourier Avenue
Fremont, California 94539
(Address of principal executive offices including zip code)
(510) 771-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐	Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Definitive Material Agreement.
     On July 21, 2005, the Board of Directors of Centillium Communications, Inc. (the “Registrant”) approved annual compensation increases for the following executive officers of the Registrant: J. Scott Kamsler, Chief Financial Officer; Wayne Gartin, Vice President of Sales; and Jitesh Vadhia, Senior Vice President & General Manager. The Board of Directors also approved on July 21, 2005 certain option grants to these executive officers to be made and effective as of July 27, 2005. The exercise price for the options will be based on the Registrant’s stock price on the date of grant, which is July 27, 2005. A summary of the new compensation and option grants is set forth on Exhibit 10.47, which is attached hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description

10.47	Executive Officer Annual Compensation for Selected Executives

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTILLIUM COMMUNICATIONS, INC.

By:	/s/ J. Scott Kamsler

J. Scott Kamsler Chief Financial Officer
Dated: July 27, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.47	Executive Officer Annual Compensation for Selected Executives